ARTICLE 1. OBJECTIVES OF THE PLAN. The objectives of the 1998 Stock Option Plan (the "Plan") of Alpha Computer Solutions, Inc. (the "Company") are to: (i) Furnish incentive to individuals chosen to receive options because they are considered capable of improving operations and increasing profits; (ii) Encourage officers, selected employees, directors and consultants to accept or continue employment with, or serve as a Director of, or continue consulting to, the Company or its Affiliates; and (iii) Stimulate greater participation of selected employees, directors and consultants in the Company's welfare through increasing their interest and participation in the growth of the Common stock of the Company.

To accomplish the foregoing objectives, this Plan provides a means whereby officers, directors, employees and consultants may receive options to purchase Common shares. Options granted under this Plan will be either Nonqualified Options ("NQOs") or Incentive Stock Options ("ISOs").

ARTICLE 2. ELIGIBLE PERSONS. Every person who at the date of grant is an employee of the Company is eligible to receive NQOs and ISOs under this Plan; provided, however, than an ISO may not be granted under this Plan to any person who owns, directly or indirectly, stock of the Company constituting more than twenty five percent (25%) of the total combined voting power of the Company's outstanding stock, unless the exercise price of the ISO at the time of the option is granted is at least one hundred ten percent (110%) of the fair market value of the stock subject to the option, and the option is exercisable for no more than five years after the date of the grant, as set forth in Section 6.2 of this Agreement. The term employee includes and officer or director who is an employee, as well as a non-officer, non-director, regular employee of the Company. Every person who at the date of grant is a non-employee director or consultant to the Company is eligible to receive NQOs but shall not be eligible to receive ISOs. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

ARTICLE 3. STOCK SUBJECT TO THIS PLAN. The total number of shares of stock which may be granted pursuant to the Plan is 600,000 common shares of the Company, par value $.001 (.1 cent) per share. The shares covered by the portion of any grant which expires unexercised under the Plan shall become available again for grants under the Plan. The number of shares reserved for purchase under the Plan is subject to adjustment in accordance with the provisions for adjustment in the Plan.

ARTICLE 4. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company or by a committee appointed by the Board which shall not have less than three Board members (in either case, the "Administrator"). Subject to the provisions of the Plan, the Administrator shall have the authority to select the persons to receive options under the Plan, to fix the number of shares which each optionee may purchase, to set the terms and conditions of each option (including whether each option should be a NQO, and ISO or in part a NQO and in part an ISO), and to determine all other matters relating to the Plan. All questions of interpretation, implementation, and application of the Plan shall be determined by the Administrator, such determination shall be final and binding on all persons.

ARTICLE 5.  GRANTING OF OPTIONS

Section 5.1. Term. No options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board of Directors.

Section 5.2. Stock Option Agreement. Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such option is granted.
The agreement shall specify whether each option it evidences is a NQO, and ISO, or in part a NQO and in part an ISO. If an option is in part a NQO and in part an ISO, the agreement shall clearly identify each portion and the number of shares subject to each portion.

Section 5.3. Value of Grant. The Administrator can grant ISOs for shares of any value, provided that the value of the shares subject to one or more ISOs first exercisable in any calendar year does not exceed $300,000 (determined at the grant date) plus fifty percent (50%) of any unused limit carryover from prior years.

Section 5.4. Grants to Officers, Directors, Consultants and Employees in Advance. The Administrator may approve the grant under this Plan to persons who are expected to become officers, directors, employees of, or consultants to, the Company, but are not officers, directors, employees or consultants at the date of approval. In such cases, the option shall be deemed granted, without further approval, on the date the grantee becomes and officer, director, employee or consultant and must satisfy all requirements of this Plan for options granted on that date.

ARTICLE 6. TERMS AND CONDITIONS OF OPTION. Each option granted under this Plan shall be designated as an ISO, a NQO, or in part an ISO and in part a NQO. Each option shall be subject to the terms and conditions set forth in Section 6.1 below. In addition, NQOs shall be subject to the terms and conditions set forth in Section 6.2, below, but not those set forth in Section 6.3. ISOs shall be subject to the terms and conditions set forth in Section 6.3, below, but not those set forth in Section 6.2.

Section 6.1. General Terms and Conditions. All options granted under this Plan shall be subject to the following terms and conditions:

Section 6.1.1. Changes in Capital Structure. Subject to Section 6.1.2, below, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, appropriate adjustments shall be made in (a) the number and class of shares of stock subject to this Plan and each option outstanding under this Plan, and (b) the exercise price of each outstanding option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be determined by the Administrator at his sole discretion, which determination shall be final and binding on all persons.

Section 6.1.2. Corporate Transactions. New option rights may be substituted for the option right granted under this Plan, or the Company's obligations as to options outstanding under this Plan may be assumed, by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved, in such manner that the then outstanding options which are ISOs will continue to be "incentive stock options" within the meaning of the applicable section of the Internal revenue Code, as amended (the "Code"), to the full extent permitted thereby. Notwithstanding the foregoing or the provisions of Section 6.1.1, if such employer corporation, or parent or subsidiary of such employer corporation, does not substitute new option rights for, and substantially equivalent to, the option rights granted hereunder, or assume the option rights granted hereunder, or if the Company's Board of Directors determines, in its sole discretion, that option rights outstanding under this Plan should not then continue to be outstanding, the option rights granted hereunder shall terminate (i) upon dissolution, liquidation, merger, acquisition, separation, or similar occurrence, or (ii) upon any merger, consolidation, acquisition, separation, or similar occurrence, where the Company will not in economic substance be a surviving corporation; provided however, that each optionee shall be mailed notice at least ten days prior to such dissolution, liquidation, merger, consolidation, acquisition, separation or similar occurrence, and shall have at least thirty days after the mailing of such notice to exercise any unexpired option rights granted hereunder to the extent such option rights are then exercisable.

Section 6.1.3. Time of Option Exercise. Options granted under this Plan shall be immediately exercisable, and shall be exercisable in whole or in part.

Section 6.1.4. Change of Option Period. Notwithstanding any other provision of this Plan (Except Section 6.3.3), the Administrator may accelerate or defer the earliest date or dates on which outstanding options (or any installments thereof) are exercisable.

Section 6.1.5. Option Grant Date. Except in case of advance approvals as described in Section 5.4, the date of grant of an option under this Plan shall be the date on which the Administrator approves the grant.
No option shall be exercisable, however, until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

Section 6.1.6. Nonassignability of Option Rights. No option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an option shall be exercisable only by the optionee.

Section 6.1.7. Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an option is granted or exercised, the Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment: (a) Acceptance, in the case of an optionee who is an employee, of the optionee's full recourse promissory note for all or part of the option price, payable on such terms and bearing such interest rate specified by the Administrator (but in no event less than the minimum interest rate specified by Federal tax law at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security in the shares of the Company); and (b) Delivery by the optionee of Common Shares already owned by the optionee for all or part of the option price, provided the Value (determined as set forth in Section 6.3.1) of such Common Shares is equal on the date of exercise to the option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; provided, however, that if an optionee has exercised any portion of any option granted by the Company by delivery of Common Shares, the optionee may not, within six months following such exercise, exercise any option granted under this Plan by delivery of Common Shares.

Section 6.1.8. Termination of Employment. Option rights, granted to an employee under this Plan, to the extent such rights have not then expired or been exercised, shall terminate three months after optionee ceases, for any reason, to be an employee of the Company, and shall not be exercisable on or after said date, except that if termination of employment is due to the disability or death of the optionee, the optionee, or the optionee's representative or any other person who acquires the option rights from the optionee by will or the applicable laws of descent and distribution, may within twelve months after the termination of employment, exercise the rights to the extent they were exercisable on the date of the termination. A transfer of an optionee from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence duly authorized by the Company, shall not be deemed a termination of employment or a break in continuous employment. Option rights granted to a consultant under this Plan, to the extent such rights have not expired or been exercised, shall terminate at such times and in such a manner as provided by the Administrator at the time of grant.

Section 6.1.9. Repurchase of Stock. At the option of the Administrator, the stock to be delivered pursuant to the exercise of any option granted to an employee under this Plan may be subject to a right of repurchase in favor of the Company, with respect to any employee whose employment with the Company is terminated. At the option of the Administrator, the stock to be delivered pursuant to exercise of any option granted to a consultant under this Plan may be subject to a right of repurchase in favor of the Company with respect to any consultant whose consultancy to the Company is terminated. Fractional Shares subject to repurchase shall be rounded to the nearest full share.

Section 6.1.10. Other Provisions. Each option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the option as an "incentive stock option" within the meaning of the Code. If options provide for a right of first refusal in favor of the Company with respect to stock acquired by employees, such options shall further provide that the right of first refusal shall terminate when such stock of the Company is first quoted on the National Association of Securities Dealers Automated Quotation System or listed on an established stock exchange.


Section 6.2. Additional Terms and Conditions to Which Only NQOs are Subject. Options granted under this Plan which are designated as NQOs shall also be subject to the following terms and conditions:

Section 6.2.1. Exercise Price. The exercise price of a NQO shall be not less than eighty-five percent (85%) of the fair market value (determined in accordance with Section 6.3.1) of the stock subject to the option on the date of the grant.

Section 6.2.3. Option Term. Each NQO granted under this Plan shall expire ten years and two days from the date of its grant or such earlier date as may be set by the Administrator on the date of its grant.

Section 6.2.3. Withholding and Employment Taxes. At the time of exercise of an NQO, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes.

Section 6.3. Additional Terms and Conditions to Which Only ISOs are Subject. Options granted under this Plan which are designated as ISOs shall also be subject to the following terms and conditions:

Section 6.3.1 Exercise Price. The exercise price of an ISO, which shall be approved by the Board of Directors, shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined as described in this paragraph) of the stock covered by the option at the time the option is granted, except that the exercise price of an ISO granted to any person who owns, directly or indirectly, (or is treated as owning by reason of attribution rules, currently set forth in Code Section 425) stock of the Company constituting more than ten percent (10%) of the total combined voting power of the Company's outstanding stock, or the stock of any Affiliate of the Company, shall in no event be less than one hundred ten percent (110%) of such fair market value. In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the company's position in the industry and its management, and the values of stock of other corporations in the same or similar lines of business.
If the stock of the Company is regularly quoted by a recognized securities dealer, its fair market value shall be the mean between the high bid and the low asked price for the stock on the date the option is granted (or if there are no quoted prices for the date of grant, then for the last preceding business day on which thee were quoted prices). If the stock of the Company is listed on any stock exchange, its fair market value shall be the mean between the highest and lowest selling prices for such stock as quoted on such exchange (or the largest such exchange) for the date the option is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales).

Section 6.3.2. Expiration. Unless an earlier expiration date is specified by the Administrator at the time of grant, each ISO granted under this Plan shall expire ten years from the date of its grant, except that an ISO granted to any person who owns, directly or indirectly, (or is treated as owning by reason of applicable attribution rules, currently set forth in Code Section 425) stock of the Company constituting more than twenty five percent (25%) of the total stock of any Affiliate of the Company, shall expire five years from the date of its grant.

Section 6.3.3. Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of within two years from the date of grant of the option or within one year after the transfer of the stock to the optionee, the holder of the stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.


ARTICLE 7.  MANNER OF EXERCISE.

Section 7.1 Exercise. An optionee wishing to exercise an option shall give written notice to the Company at its principal executive office, to the attention of the Secretary of the Company, accompanied by an executed stock option agreement in the form and substance satisfactory to the company and by payment of the exercise price as provided in Section 6.1.7. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such option was exercised.

Section 7.2. Delivery. Promptly after receipt of written notice of exercise of an option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or transferee of an option shall not have any privileges as shareholders with respect to any stock covered by the option until the date of issuance of a stock certificate.

ARTICLE 8. EMPLOYMENT OR CONSULTING RELATIONSHIP. Nothing in this Plan or any option granted hereunder shall interfere with or limit in any way the right of the Company or any of its Affiliates to terminate any optionee's employment or consultancy at any time, nor confer upon any optionee any right to continue in the employ of, or consulting to, the Company or any of its Affiliates.

ARTICLE 9. AMENDMENT, SUSPENSION OR TEMINATION OF THIS PLAN. The Board of Directors of the Company may from time to time, with respect to any shares at the time not subject to options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of shares of Common Stock which may be issued under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted to such Optionee under the Plan. The Plan shall terminate on September 30, 2007.

ARTICLE 10.  EFFECTIVE DATE OF THE PLAN.   The Plan shall become effective
upon adoption by the Board of Directors; provided, however, that no option shall be exercisable unless and until unanimous written consent of the stockholders of the Company, or approval by stockholders of the company voting at a validly called Stockholders meeting and holding a majority (or such greater number as may be required by law or entitled to vote), is obtained within 12 months after adoption by the Board of Directors. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.


Date adopted by the Board of Directors: October 19, 1998

Date approved by Shareholders: November 6, 1998